Report of Ernst and Young LLP, Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of MFS Series Trust XII

In planning and performing our audit of the financial  statements of
 MFS Lifetime  Retirement  Income Fund, MFS Lifetime 2010 Fund, MFS
Lifetime   2020  Fund,   MFS  Lifetime   2030  Fund  and  MFS  Lifetime
 2040 Fund (the Funds) as of and for the year ended dateYear2008Day30Month4lstransApril 30, 2008, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.


The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.


Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


A deficiency in internal  control over financial  reporting  exist when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.


Our  consideration  of the Funds  internal  control  over  financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
 (placecountry-regionUnited States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of dateYear2008Day30Month4lstransApril 30, 2008.


This report is intended  solely for the  information  and use of management and the Board of Trustees of MFS Series Trust XII and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



 Ernst & Young LLP

CityplaceBoston, StateMA
datelstransMonth6Day16Year2008June 16, 2008